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                                                                       EXHIBIT 5
                                                                       ---------

                               [Darden Letterhead]


                                                                       Exhibit 5

Securities and Exchange Commission
450 Fifth Street N.W.
Judiciary Plaza
Washington, D.C. 20549


Ladies and Gentlemen:

         I am Associate General Counsel of Darden Restaurants, Inc. (the "Company"), a Florida corporation, and I am fully familiar with its business and affairs. I have acted as counsel to the Company in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of $250,000,000 aggregate principal amount of debt securities (the "Debt Securities") of the Company. The Debt Securities are to be issued pursuant to an Indenture dated as of January 1, 1996 (the "Indenture"), as may be supplemented from time to time.

         In connection with this opinion, I have examined the following:

         1.       The Articles of Incorporation of the Company.

         2.       The Bylaws of the Company.

         3. A resolution of the Board of Directors of the Company adopted on June 21, 2000 (the "Resolution").

         4. The Registration Statement, including exhibits, as filed with the Commission on or about the date hereof in connection with the registration of the Debt Securities under the Securities Act.

I have also examined such documents and reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.
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         In rendering my opinion set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to my opinion, I have relied upon certificates of officers of the Company and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         Based on the foregoing, I am of the opinion that, when the specific terms of a series of Debt Securities have been established pursuant to the Resolution and the Indenture and specified in a supplemental indenture or an Officers' Certificate, which has been executed and delivered to the Trustee, such series of Debt Securities will have been duly authorized by all requisite corporate action and when executed and authenticated as specified in the Indenture and delivered against payment therefore pursuant to the terms described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

         The opinion set forth above is subject to the following qualifications and exceptions:

                  (a) In rendering the opinion set forth above, I have assumed that, at the time of the authentication and delivery of a series of Debt Securities, the Resolution will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Debt Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and will continue to be qualified, the Debt Securities of such series will have been offered and sold pursuant to the terms described in the Registration Statement and in compliance with the Securities Act, the Trust Indenture Act and any applicable state securities laws, and none of the particular terms of a series of Debt Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

                  (b) My opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

                  (c) My opinion is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

                  (d) As of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a federal or State
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         court in the United States ordinarily would be enforced in the United
         States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular Debt Security is denominated will depend upon various factors, including which court renders the judgment.

         I hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of Debt Securities" contained in the Prospectus included herein.

Dated:   July 13, 2000

                                                  Very truly yours,



                                                  /s/ George T. Williams